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Exhibit T3E.4

        First Supplement dated May 12, 2015 to
Offer to Exchange, Consent Solicitation Statement, and Disclosure Statement
Soliciting Acceptances of a Prepackaged Plan of Reorganization dated April 14, 2015

COLT DEFENSE LLC
COLT FINANCE CORP.

Offer to Exchange
10.0% Junior Priority Senior Secured Notes due 2023 of Colt
Defense LLC and Colt Finance Corp. for Any and All Outstanding 8.75%
Senior Notes due 2017 of Colt Defense LLC and Colt Finance Corp.
(CUSIP Nos. 19686TAA5 and 19686TAC1)
AND
Solicitation of Consents in Respect of 8.75% Senior Notes due 2017 of
Colt Defense LLC and Colt Finance Corp.
AND
Solicitation of Acceptances of a Prepackaged Plan of Reorganization

        This Supplement (the "Supplement") is provided to amend and supplement certain information set forth in the Offer to Exchange, Consent Solicitation Statement, and Disclosure Statement Soliciting Acceptances of a Prepackaged Plan of Reorganization dated April 14, 2015 (the "Offer to Exchange and Disclosure Statement") regarding the above-referenced Exchange Offer, solicitation of Consents and solicitation of acceptances of the Prepackaged Plan and should be read in conjunction with the Offer to Exchange and Disclosure Statement. Except as otherwise provided herein, terms defined in the Offer to Exchange and Disclosure Statement shall have the same meanings when used herein. This Supplement speaks only as of its date. Holders of the Old Notes should not rely on any provisions of the Offer to Exchange and Disclosure Statement to the extent inconsistent with this Supplement. Except for the changes described below, all of the terms and conditions set forth in the Offer to Exchange and Disclosure Statement remain unchanged.

        This Supplement should be read in conjunction with the Offer to Exchange and Disclosure Statement, including without limitation the information contained under the headings "Risk Factors" and "Cautionary Statement Concerning Forward-Looking Statements" as well as in conjunction with the Consent and Letter of Transmittal and Ballots.

        The New Notes will not be registered under the Securities Act or any state securities laws. Accordingly, the New Notes will be subject to restrictions on transferability and resale and may not be transferred or resold except as permitted under the Securities Act and other applicable securities laws, pursuant to registration or exemption therefrom. Consistent with past interpretations of Section 3(a)(9) of the Securities Act by the staff of the SEC, the New Notes, if issued in the Exchange Offer, will assume the same character (i.e., restricted or unrestricted) as the Old Notes that you have surrendered. If your Old Notes are freely tradeable and are not subject to restriction on transfer upon the consummation of the Exchange Offer, the New Notes you receive in the Exchange Offer will also be freely tradeable securities and not subject to restriction on transfer. If your Old Notes are considered "restricted" securities under the securities laws, the New Notes you will receive in the Exchange Offer will also be considered "restricted" securities and you should be aware that you may be required to bear the financial risks of this investment for an indefinite period of time. See "Notice to Investors" beginning on page 209 of the Offer to Exchange and Disclosure Statement for a description of transferability of the New Notes.

        We are relying on Section 3(a)(9) of the Securities Act to exempt the issuance of New Notes in the Exchange Offer and the solicitation of acceptances of the Prepackaged Plan from the registration requirements of the Securities Act. We are also relying on Section 18(b)(4)(D) of the Securities Act to exempt the issuance of the New Notes in the Exchange Offer and the solicitation of acceptances of the Prepackaged Plan from the registration and qualification requirements of the state securities laws. We have no contract, arrangement or understanding relating to, and will not, directly or indirectly, pay any commission or other remuneration to any broker, dealer, salesperson, agent or any other person for soliciting tenders in the Exchange Offer or soliciting votes in the Prepackaged Plan. In addition, none of our financial advisors and no broker, dealer, salesperson, agent or other person, is engaged or authorized to express any statement, opinion, recommendation or judgment with respect to the relative merits and risks of the Exchange Offer or the Prepackaged Plan.

        We would like to inform holders of Old Notes of the following information:

EXTENSION OF EXPIRATION DATE, CONSENT EXPIRATION TIME AND WITHDRAWAL DEADLINE

        The Expiration Date, the Consent Expiration Time and the Withdrawal Deadline for the Exchange Offer and the Consent Solicitation are extended to midnight, New York City time, on May 18, 2015 unless any of them are further extended by Colt.

EXTENSION OF VOTING DEADLINE, VOTING RECORD DATE, MASTER BALLOT DEADLINE, ORIGINAL MASTER BALLOT DEADLINE AND WITHDRAWAL DEADLINE

        The Voting Deadline, the Voting Record Date, the Master Ballot Deadline and the Withdrawal Deadline (if participating in the Exchange Offer) for the solicitation of acceptances of the Prepackaged Plan are extended to midnight, New York City time, on May 18, 2015 unless any of them are further extended by Colt. The Original Master Ballot Deadline for the solicitation of acceptances of the Prepackaged Plan is extended to 5:00 p.m., New York City time, on May 21, 2015 unless it is further extended by Colt.

AMENDMENT TO AND RESTATEMENT OF "WHERE YOU CAN FIND MORE INFORMATION AND INCORPORATION BY REFERENCE"

        "WHERE YOU CAN FIND MORE INFORMATION AND INCORPORATION BY REFERENCE" section of the Offer to Exchange and Disclosure Statement will be amended and restated in its entirety as follows:

"WHERE YOU CAN FIND MORE INFORMATION
AND INCORPORATION BY REFERENCE

        Except as specified below, Colt is "incorporating by reference" the information it provides to holders pursuant to the applicable rules of the Securities and Exchange Commission (the "SEC"), which means that Colt is disclosing important information to you by referring you to those documents. Information that is incorporated by reference is an important part of this Offer to Exchange and Disclosure Statement. Information that Colt provides to holders pursuant to the rules of the SEC on or after the date of this Offer to Exchange and Disclosure Statement but, with respect to the Exchange Offer, prior to the earlier of the Expiration Date or the termination of the Exchange Offer and the Consent Solicitation, and, with respect to the solicitation of acceptances to the Prepackaged Plan, prior to the earlier of the Voting Deadline or the termination of solicitation of acceptances to the Prepackaged Plan, will automatically update and supersede this information. Colt incorporates by reference into this Offer to Exchange and Disclosure Statement, the following documents and information filed by Colt with the SEC (other than, in each case, Colt's consolidated financial statements and related financial information and the information under the heading Part I—Item 4 "Controls and Procedures" included in its Quarterly Reports on Form 10-Q for the fiscal quarters ended March 30, 2014 and June 29, 2014, filed with the SEC on May 14, 2014 and September 15, 2014, respectively, and any documents or information deemed to have been "furnished" and not "filed" in accordance with SEC rules) (collectively, the "Incorporated Documents"):

  •
  the Annual Report on Form 10-K for the fiscal year ended December 31, 2013, filed with the SEC on March 20, 2014 as amended by Colt's Annual Report on Form 10-K/A numbers 1 and 2, filed with the SEC on September 14, 2014 and May 7, 2015, respectively;

  •
  the Quarterly Reports on Form 10-Q for the fiscal quarters ended March 30, 2014, June 29, 2014 and September 28, 2014, filed with the SEC on May 14, 2014, September 15, 2014 and November 26, 2014, respectively, and the amendment to Colt's Quarterly Report on Form 10-Q/A for the fiscal quarter ended September 28, 2014, filed with the SEC on December 3, 2014; and

  •
  the Current Reports on Form 8-K filed with the SEC on May 29, 2014, July 8, 2014, August 12, 2014, November 18, 2014, November 19, 2014, February 10, 2015, March 12, 2015, April 8, 2015 and April 15, 2015.

        Colt also incorporates by reference any filings made with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act on or after the date of this Offer to Exchange and Disclosure Statement and, with respect to the Exchange Offer, prior to the earlier of the Expiration Date or the termination of the Exchange Offer and the Consent Solicitation or, with respect to the solicitation of acceptances to the Prepackaged Plan, prior to the earlier of the Voting Deadline or the termination of solicitation of acceptances to the Prepackaged Plan. Colt will not, however, incorporate by reference in this Offer to Exchange and Disclosure Statement any documents or portions thereof that are not deemed "filed" with the SEC, including any information furnished pursuant to Item 2.02 or Item 7.01 of Colt's Current Reports on Form 8-K after the date of this Offer to Exchange and Disclosure Statement unless, and except to the extent, specified in such Current Reports.

        Colt has not incorporated by reference into this Offer to Exchange and Disclosure Statement its consolidated financial statements and related financial information and the information under the heading Part I—Item 4 "Controls and Procedures" included in its Quarterly Reports on Form 10-Q for the fiscal quarters ended March 30, 2014 and June 29, 2014, filed with the SEC on May 14, 2014 and September 15, 2014, respectively, primarily because (a) it must respond to the SEC comments on such Quarterly Reports on Form 10-Q by (i) including certifications under Section 906 of the Sarbanes-Oxley Act and (ii) updating its certifications under Section 302 of the Sarbanes-Oxley Act to include internal control over financial reporting language and (b) it must update Part I—Item 4 "Controls and Procedures" of (i) its Quarterly Report on Form 10-Q for the fiscal quarter ended March 30, 2014 to reflect that its previously disclosed material weakness over contract modifications existed as of March 30, 2014 and (ii) its Quarterly Report on Form 10-Q for the fiscal quarter ended June 29, 2104 to reflect that its previously disclosed material weakness over preparation and review of financial statement disclosures existed as of June 29, 2014. In addition, in connection with Colt's planned amended filings of such Quarterly Reports on Form 10-Q, it intends to include, among other updates, "Subsequent Events" language in the footnotes to the financial statements of such Quarterly Reports on Form 10-Q regarding Colt's current liquidity position and ability to continue as a going concern and other recent events. Colt will supplement this Offer to Exchange and Disclosure Statement promptly after it has amended such Quarterly Reports on Form 10-Q.

        On April 1, 2015, Colt filed with the SEC a notification of late filing on Form 12b-25 with respect to its Annual Report on Form 10-K for the fiscal year ended December 31, 2014. Colt requires additional time to complete its review of its goodwill impairment analysis and its financial closing procedures. As stated in its Form 12b-25, at this time, Colt is unable to provide an expected date on which it plans to file its Annual Report on Form 10-K for the fiscal year ended December 31, 2014. The failure to deliver our audited financial statements for the year ended December 31, 2014 by March 31, 2015 is an event of default under the Senior Secured Term Loan and the Current Asset

Credit Facility. However, we have received waivers under both the Senior Secured Term Loan and Current Asset Credit Facility that provide us until June 14, 2015 to deliver our audited financial statements for the year ended December 31, 2014. In addition, we are not in compliance under the Old Notes Indenture because we have not yet filed our Annual Report on Form 10-K for the fiscal year ended December 31, 2014. In the event that we receive a notice from the Trustee or holders of at least 25% of the aggregate principal amount of the Old Notes and do not cure such non-compliance within 60 days from the receipt of such notice, the principal and accrued and unpaid interest on the outstanding Old Notes may be accelerated. As of the date of this Supplement, we have not received such notice. See "Risk Factors—Risks Related to Our Indebtedness—We face the risk of breaching covenants under the Current Asset Credit Facility and the Senior Secured Term Loan if our audited financial statements for the year ended December 31, 2014 are not delivered in a timely manner."

        Any statement contained in this Offer to Exchange and Disclosure Statement or in a document (or part thereof) incorporated or considered to be incorporated by reference in this Offer to Exchange and Disclosure Statement shall be considered to be modified or superseded for purposes of this Offer to Exchange and Disclosure Statement to the extent that a statement contained in this Offer to Exchange and Disclosure Statement or in any other subsequently filed document (or part thereof) which is or is considered to be incorporated by reference in this Offer to Exchange and Disclosure Statement modifies or supersedes that statement. The modifying or superseding statement need not state that it has modified or superseded a prior statement or include any other information set forth in the document that it modifies or supersedes. Any statement so modified or superseded shall not be considered, except as so modified or superseded, to constitute part of this Offer to Exchange and Disclosure Statement.

        Copies of each of the documents incorporated by reference into this Offer to Exchange and Disclosure Statement (other than an exhibit to a filing unless that exhibit is specifically incorporated by reference into this Offer to Exchange and Disclosure Statement) may be obtained at no cost, by contacting the Information Agent at its telephone number set forth on the back cover of this document or by writing or calling Colt at the following address and telephone number:

Colt Defense LLC
547 New Park Avenue
West Hartford, Connecticut 06110
(860) 232-4489

        Colt files annual, quarterly and current reports and other information with the SEC. You may read and copy any document it files with the SEC at the SEC's Public Reference Room located at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet site that contains Colt's reports and other information regarding Colt at www.sec.gov. Colt's SEC filings are also available free of charge at its website at www.colt.com. The information contained on Colt's website is not incorporated by reference into this Offer to Exchange and you should not consider information contained on Colt's website to be part of this Offer to Exchange and Disclosure Statement.

        The Information Agent or Colt will also provide without charge to each holder of Old Notes to whom this Offer to Exchange and Disclosure Statement, the Ballots, the Consent and Letter of Transmittal and related documents are delivered, upon request of such person, a copy of the applicable indenture and of any information incorporated by reference. In order to obtain timely delivery of any such document, you must request it on or prior to 12:00 p.m., New York City time, on May 8, 2015."

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  Exhibit T3E.4
"WHERE YOU CAN FIND MORE INFORMATION AND INCORPORATION BY REFERENCE